                                                                    Exhibit 10.4

                                     FORM OF

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                                MERCK & CO., INC.

                                       AND

                           MEDCOHEALTH SOLUTIONS, INC.







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                                                 TABLE OF CONTENTS
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ARTICLE I  SEPARATION.............................................................................................2

    Section 1.1.  Separation Date.................................................................................2
    Section 1.2.  Realignment Transactions........................................................................2
    Section 1.3.  Treatment of Intercompany Accounts..............................................................2
    Section 1.4.  Closing of Transactions.........................................................................3

ARTICLE II  DOCUMENTS TO BE DELIVERED ON THE SEPARATION DATE......................................................3

    Section 2.1.  Documents to Be Delivered By Merck and Medco....................................................3
    Section 2.2.  Documents to Be Delivered by Medco..............................................................4

ARTICLE III  THE IPO AND ACTIONS PENDING AND SUBSEQUENT TO THE IPO................................................4

    Section 3.1.  Transactions Prior to the IPO...................................................................4
    Section 3.2.  Cooperation.....................................................................................5
    Section 3.3.  Conditions Precedent to the IPO Closing.........................................................5

ARTICLE IV  THE DISTRIBUTION......................................................................................8

    Section 4.1.  The Distribution................................................................................8
    Section 4.2.  Actions In Connection with The Distribution.....................................................9
    Section 4.3.  Sole Discretion of Merck........................................................................9
    Section 4.4.  Conditions To Distribution.....................................................................10
    Section 4.5.  Fractional Shares..............................................................................10

ARTICLE V  COVENANTS AND OTHER MATTERS...........................................................................11

    Section 5.1.  Release of Merck from Credit Support Arrangements..............................................11
    Section 5.2.  Other Agreements...............................................................................12
    Section 5.3.  Further Instruments............................................................................12
    Section 5.4.  Agreement For Exchange of Information..........................................................13
    Section 5.5.  Auditors and Audits; Annual and Quarterly Statements and Accounting............................14
    Section 5.6.  Expenses.......................................................................................16
    Section 5.7.  Governmental Approvals.........................................................................16
    Section 5.8.  Patent License.................................................................................17
    Section 5.9.  Assignment of Agreements.......................................................................17
    Section 5.10.  Medco Board Representation....................................................................17
    Section 5.11.  Right to Acquire Shares.......................................................................19
    Section 5.12.  Non-Competition...............................................................................20
    Section 5.13.  Use of Merck Name and Mark....................................................................20
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                                       i

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                                                 TABLE OF CONTENTS
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ARTICLE VI  MISCELLANEOUS........................................................................................21

    Section 6.1.  Entire Agreement...............................................................................21
    Section 6.2.  Governing Law..................................................................................21
    Section 6.3.  Termination....................................................................................21
    Section 6.4.  Notices........................................................................................21
    Section 6.5.  Counterparts...................................................................................22
    Section 6.6.  Binding Effect; Assignment; Third-Party Beneficiaries..........................................22
    Section 6.7.  Severability...................................................................................22
    Section 6.8.  Failure or Indulgence Not Waiver; Remedies Cumulative..........................................23
    Section 6.9.  Amendment......................................................................................23
    Section 6.10.  Authority.....................................................................................23
    Section 6.11.  Interpretation................................................................................23
    Section 6.12.  Conflicting Agreements........................................................................23
    Section 6.13.  Offset........................................................................................23
    Section 6.14.  Dispute resolution............................................................................24

ARTICLE VII  DEFINITIONS.........................................................................................24

    Section 7.1.  Affiliate......................................................................................24
    Section 7.2.  Acquisition Right .............................................................................24
    Section 7.3.  Acquisition Right Notice.......................................................................24
    Section 7.4.  Ancillary Agreements...........................................................................24
    Section 7.5.  Business Day...................................................................................24
    Section 7.6.  Code...........................................................................................24
    Section 7.7.  Commission.....................................................................................24
    Section 7.8.  Common Stock Equivalents.......................................................................24
    Section 7.9.  Credit Facility................................................................................25
    Section 7.10.  Credit Support Arrangements...................................................................25
    Section 7.11.  Credit Support Insurance Coverage.............................................................25
    Section 7.12.  Distribution..................................................................................25
    Section 7.13.  Distribution Agent............................................................................25
    Section 7.14.  Distribution Date.............................................................................25
    Section 7.15.  Equity Securities.............................................................................25
    Section 7.16.  Exchange Act..................................................................................25
    Section 7.17.  Exchange Agreements...........................................................................25
    Section 7.18.  Fully Diluted Basis...........................................................................25
    Section 7.19.  Governmental Approvals........................................................................25
    Section 7.20.  Governmental Authority........................................................................25
    Section 7.21.  Group.........................................................................................25
    Section 7.22.  Indemnification Agreement.....................................................................26
    Section 7.23.  Information...................................................................................26
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                                       ii

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                                                 TABLE OF CONTENTS
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    Section 7.24.  IPO...........................................................................................26
    Section 7.25.  IPO Closing Date..............................................................................26
    Section 7.26.  IPO Underwriting Agreements...................................................................26
    Section 7.27.  IPO Registration Statement....................................................................26
    Section 7.28.  Issuance Event................................................................................26
    Section 7.29.  Issuance Event Date...........................................................................26
    Section 7.30.  Managed Care Agreement........................................................................26
    Section 7.31.  Medco Auditors................................................................................26
    Section 7.32.  Medco Board...................................................................................26
    Section 7.33.  Medco Business................................................................................26
    Section 7.34.  Medco Group...................................................................................27
    Section 7.35.  Merck Auditors................................................................................27
    Section 7.36.  Merck Board...................................................................................27
    Section 7.37.  Merck Business................................................................................27
    Section 7.38.  Merck Dividend................................................................................27
    Section 7.39.  Merck Group...................................................................................27
    Section 7.40.  Notes Offering................................................................................27
    Section 7.41.  Notes Underwriters............................................................................27
    Section 7.42.  Notes Underwriting Agreement..................................................................27
    Section 7.43.  NYSE..........................................................................................27
    Section 7.44.  Patent........................................................................................27
    Section 7.45.  Patent License................................................................................27
    Section 7.46.  Person........................................................................................27
    Section 7.47.  Prohibited Activities.........................................................................27
    Section 7.48.  Realignment Transactions......................................................................28
    Section 7.49.  Record Date...................................................................................28
    Section 7.50.  Receiving Party...............................................................................28
    Section 7.51.  Registration Rights Agreement.................................................................28
    Section 7.52.  Registration Statements.......................................................................28
    Section 7.53.  Securities Act................................................................................28
    Section 7.54.  Senior Notes Registration Statement...........................................................28
    Section 7.55.  Separation....................................................................................28
    Section 7.56.  Separation Date...............................................................................28
    Section 7.57.  Subsidiary....................................................................................28
    Section 7.58.  Tax Agreement.................................................................................28
    Section 7.59.  Transferring Party............................................................................28
    Section 7.60.  Transition Agreement..........................................................................28
    Section 7.61.  Underwriters..................................................................................29
    Section 7.62.  Underwriting Agreements.......................................................................29
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                                       iii

                                    EXHIBITS

EXHIBIT A                  Realignment Transactions

EXHIBIT B                  Certificate of Incorporation

EXHIBIT C                  Bylaws

EXHIBIT D                  Employee Matters Agreement

EXHIBIT E                  Employee Leasing Agreement

EXHIBIT F                  Tax Responsibility Allocation Agreement

EXHIBIT G                  Transition Services Agreement

EXHIBIT H                  Confidential Disclosure Agreement

EXHIBIT I                  Indemnification and Insurance Matters Agreement

EXHIBIT J                  Registration Rights Agreement

EXHIBIT K                  Research Study Agreement

EXHIBIT L                  E-Health Services Agreement

EXHIBIT M                  Point of Care Data Services Agreement

EXHIBIT N                  Consumer Marketing Data Services Agreement

EXHIBIT O                  Integrated Prescription Drug Program Master Agreement

EXHIBIT P                  Data Flow Continuation Agreement

EXHIBIT Q                  Managed Care Agreement

EXHIBIT R                  Patient Assistance Program Agreement

                                    SCHEDULES

SCHEDULE 5.8               Medco Patient's Subject to License to Merck

SCHEDULE 5.9               Transferred Agreements

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

         THIS MASTER SEPARATION AND DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of [ ], 2002, between Merck & Co., Inc. ("Merck"), a New Jersey corporation, and MedcoHealth Solutions, Inc. ("Medco"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VII hereof.

                                    RECITALS

         WHEREAS, the Board of Directors of Merck (the "Merck Board") has determined that it is appropriate and desirable for Merck to separate the Medco Group from the Merck Group (the "Separation");

         WHEREAS, prior to the execution and delivery of this Agreement, the parties and certain of their Subsidiaries have consummated the transactions set forth on Exhibit A (the "Realignment Transactions"), including the conversion of Merck-Medco Managed Care, L.L.C. ("Merck-Medco LLC") into Medco in accordance with Section 265 of the Delaware General Corporation Law (the "DGCL") (the "Conversion") and the adoption of the Certificate of Incorporation and Bylaws in the forms attached as Exhibit B and C, respectively, pursuant to the Conversion;

         WHEREAS, in connection with the Separation, a number of shares of common stock, par value $.01 per share, of Medco ("Medco Common Stock") held by Merck will be sold to the public in an initial public offering (the "IPO") pursuant to a registration statement on Form S-1 (Registration No. 333-86392) (the "IPO Registration Statement"), reducing Merck's ownership of Medco by less than 20%;

         WHEREAS, in connection with the Separation, Medco will sell to the public pursuant to a public offering (the "Notes Offering") senior unsecured notes (the "Senior Notes") in the aggregate principal amount of up to $1 billion pursuant to a registration statement on Form S-1 (Registration No. 333-86404) (the "Senior Notes Registration Statement," and together with the IPO Registration Statement, the "Registration Statements");

         WHEREAS, the Registration Statements have been filed with the Securities and Exchange Commission (the "Commission") and the IPO Registration Statement[s] declared effective by the Commission on [ ], 2002;

         WHEREAS, Medco, Merck and the underwriters of the IPO (the "IPO Underwriters") expect to enter into one or more underwriting agreements with respect to the IPO (the "IPO Underwriting Agreements"), and Medco and the underwriters of the Notes Offering (the "Notes Underwriters," and together with the IPO Underwriters, the "Underwriters") expect to enter into one or more underwriting agreements with respect to the Notes Offering (the "Notes Offering Underwriting Agreements," and together with the IPO Underwriting Agreements, the "Underwriting Agreements"); and Merck, Medco and the Underwriters expect to enter into exchange agreements with respect to the IPO (the "Exchange Agreements");

         WHEREAS, in connection with the Separation, Medco expects to enter into a credit facility (the "Credit Facility") providing for aggregate borrowings by Medco of (x) $1.25 billion plus, (y) the amount (the "Notes Deficiency Amount"), if any, by which the aggregate principal amount of the Senior Notes issued by Medco simultaneously with the closing of the IPO (the "IPO Closing") is less than $1 billion; and upon the IPO Closing, Medco expects to borrow under the Credit Facility $500 million plus the Notes Deficiency Amount, if any;

         WHEREAS, in connection with the Conversion, the Board of Directors of Medco (the "Medco Board") has declared a cash dividend (the "Merck Dividend") with a record date prior to the date hereof in an aggregate amount of up to $1.5 billion payable to Merck, as the sole record holder of shares of Medco Common Stock as of such record date, by Medco immediately after the IPO Closing out of the net proceeds of the Notes Offering and borrowings to be made under the Credit Facility at the IPO Closing;

         WHEREAS, Merck currently contemplates that, within twelve months following the the IPO Closing, Merck will distribute to the holders of its common stock, by means of a pro rata distribution or otherwise (the "Distribution"), all of the shares of Medco Common Stock then owned by Merck;

         WHEREAS, Merck and Medco intend that the Distribution will qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), that is part of a reorganization under Section 368(a)(1)(D) of the Code and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

         WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Separation.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                   SEPARATION

         Section 1.1. Separation Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each undertaking or agreement in connection with the Separation shall be as of 12:01 a.m., Eastern Time, on the date of the IPO Closing (the "Separation Date").

         Section 1.2. Realignment Transactions. Merck and Medco shall, and shall cause their respective Subsidiaries to, ensure that all actions necessary to give effect to the consummation of the Realignment Transactions, including the execution of necessary instruments of assignment and transfer, shall have been taken prior to the IPO Closing.

         Section 1.3. Treatment of Intercompany Accounts. All intercompany accounts of members of the Medco Group with Merck shall be settled prior to the Separation by a reduction of Merck's net investment in Medco's equity by an amount equal to the balance as of the effective time of the Separation of the net intercompany receivable from Merck to the members of the Medco Group.

         Section 1.4. Closing of Transactions. Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur on the Separation Date, immediately prior to the IPO Closing, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004.

                                   ARTICLE II

                DOCUMENTS TO BE DELIVERED ON THE SEPARATION DATE

         Section 2.1. Documents to Be Delivered By Merck and Medco. Immediately prior to the IPO Closing, Merck will deliver (and where applicable cause a member of its Group to deliver) to Medco (and/or to the appropriate member of the Medco Group), and Medco will deliver (and where applicable cause a member of its Group to deliver) to Merck (and/or to the appropriate member of the Medco Group), all of the following items and agreements (collectively, together with all agreements and documents contemplated by this Agreement, including the Managed Care Agreement and the Patient Assistance Program Agreement, and such other agreements, including any amendments, the "Ancillary Agreements"):

         (a) a duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit D;

         (b) a duly executed Employee Leasing Agreement substantially in the form attached hereto as Exhibit E;

         (c) a duly executed Tax Responsibility Allocation Agreement substantially in the form attached hereto as Exhibit F ("Tax Agreement");

         (d) a duly executed Transition Services Agreement substantially in the form attached hereto as Exhibit G (the "Transition Agreement");

         (e) a duly executed Confidential Disclosure Agreement substantially in the form attached hereto as Exhibit H;

         (f) a duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit I (the "Indemnification Agreement");

         (g) a duly executed Registration Rights Agreement substantially in the form attached hereto as Exhibit J (the "Registration Rights Agreement");

         (h) a duly executed Research Study Agreement substantially in the form attached hereto as Exhibit K;

         (i) a duly executed E-Health Services Agreement substantially in the form attached hereto as Exhibit L;

         (j) a duly executed Point of Care Data Services Agreement substantially in the form attached hereto as Exhibit M;

         (k) a duly executed Consumer Marketing Data Services Agreement substantially in the form attached hereto as Exhibit N;

         (l) a duly executed Integrated Prescription Drug Plan Master Agreement substantially in the form attached hereto as Exhibit O;

         (m) a duly executed Data Flow Continuation Agreement substantially in the form attached hereto as Exhibit P; and

         (n) such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

         Section 2.2. Documents to Be Delivered by Medco. Immediately prior to the IPO Closing, Medco shall deliver to Merck:


         (a) a duly executed counterpart to the Managed Care Agreement, dated as of _______, 2002 and attached hereto as Exhibit Q, previously executed and delivered by Merck and Merck-Medco LLC (the "Managed Care Agreement"); and

         (b) a duly executed counterpart of the Patient Assistance Program Agreement, dated as of ________, 2002 and attached hereto as Exhibit R, previously executed and delivered by Merck and Merck-Medco LLC (the "Patient Assistance Program Agreement").

                                  ARTICLE III

              THE IPO AND ACTIONS PENDING AND SUBSEQUENT TO THE IPO

         Section 3.1. Transactions Prior to the IPO. Medco represents and warrants that: (i) the IPO Registration Statement, [the Notes Registration Statement] and registration statement registering the Medco Common Stock under the Exchange Act were declared effective by the SEC on _____, 2002 and (ii) Medco has declared the Merck Dividend with a record date of ____ in the aggregate amount of [up to $1.5 billion] payable immediately after the IPO Closing to Merck as the sole record holder of shares of Medco Common Stock as of such date. Subject to the conditions specified in Section 3.3, Medco shall use its reasonable commercial efforts to consummate the IPO, the Notes Offering and the Credit Facility as promptly as practicable after the date hereof. Such efforts shall include, but not necessarily be limited to, those specified in this Section 3.1.

         (a) Registration Statements. Medco shall file such amendments or supplements to the Registration Statements as may be necessary in order to cause the same to remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the Registration Statements as promptly as practicable after the date hereof as may be required by the Underwriting Agreements, the Commission or federal, state or foreign securities laws. Medco shall also take all actions necessary to cause the registration statement registering the

Medco Common Stock under the Exchange Act previously, and declared effective by the Commission to remain effective, including, but not limited to, preparing and filing such amendments thereto as may be required by the Commission or federal, state or foreign securities laws, and preparing, filing and causing to become and remain effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans, in each case as necessary or appropriate in connection with the IPO, the Notes Offering, the Separation, the Distribution or the other transactions contemplated by this Agreement.

         (b) Underwriting Agreements/Exchange Agreements. Medco shall duly execute and deliver the Underwriting Agreements and the Exchange Agreements in form and substance acceptable by Merck, and Medco shall comply with its obligations under, and shall not amend any of, the Underwriting Agreements or Exchange Agreements or waive any provision or condition contained therein without the prior approval of Merck.

         (c) Other Matters. Medco shall consult with Merck and the Underwriters regarding the timing and other material matters with respect to the IPO, the Notes Offering and the Credit Facility.

         (d) Blue Sky. Medco shall use its reasonable commercial efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO and the Notes Offering.

         (e) NYSE Listing. Medco shall use reasonable commercial efforts to ensure that the Medco Common Stock to be sold in the IPO is accepted for listing on the NYSE, subject to official notice of issuance.

         (f) Merck Dividend. Medco shall not take any action to revoke or rescind the Merck Dividend.

         (g) Credit Facility. Medco shall enter into a Credit Facility in form and substance acceptable to Merck.

         (h) Indenture. In connection with the Notes Offering, Medco shall duly execute and deliver an indenture with respect to the Senior Notes in form and substance acceptable to Merck.

         Section 3.2. Cooperation. Medco shall, at Merck's direction, promptly take any and all actions necessary or desirable to consummate the IPO, the Notes Offering and the Credit Facility as contemplated by the Registration Statements, and the Underwriting Agreements, the Exchange Agreements and the terms of the Credit Facility.

         Section 3.3. Conditions Precedent to the IPO Closing. The parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the IPO Closing. The IPO Closing shall be conditioned on the prior or simultaneous satisfaction, or waiver by Merck, of the following conditions.

         (a) IPO Registration Statement. There shall be no stop-order in effect with respect to the IPO Registration Statement.

         (b) Blue Sky. All necessary and appropriate actions and filings in connection with the IPO with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken or made and, where applicable, have become effective or been accepted.

         (c) NYSE Listing. The Medco Common Stock to be sold in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

         (d) IPO Underwriting Agreements/Exchange Agreements. Medco shall have duly executed and delivered the IPO Underwriting Agreements and the Exchange Agreements in form and substance acceptable by Merck; Medco shall have complied with its obligations under, and shall not have amended any of, the IPO Underwriting Agreements or Exchange Agreements or waived any provision or condition contained therein; and all conditions to the obligations of Medco, Merck and the IPO Underwriters required by the IPO Underwriting Agreements and the Exchange Agreements shall have been satisfied or waived.

         (e) Certificate of Incorporation; Bylaws; Indenture. The forms of Certificate of Incorporation and Bylaws attached hereto as Exhibits A and B shall be the Certificate of Incorporation and Bylaws of Medco.

         (f) Credit Facility. Medco shall have entered into the Credit Facility in form and substance acceptable to Merck and shall have borrowed thereunder $500 million plus the Notes Deficiency Amount, if any.

         (g) Governmental Approvals. Any material Governmental Approvals necessary to consummate the IPO and the Credit Facility shall have been obtained and be in full force and effect.

         (h) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO, the Notes Offering Credit Facility, the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

         (i) Comfort Letters. Medco shall have caused the auditors who are delivering comfort letters (including "bring down" comfort letters) to the Underwriters in connection with the IPO Registration Statement to deliver to Merck copies of such comfort letters (including "bring down" comfort letters) addressed to Merck.

         (j) Conversion, Realignment Transaction; and Ancillary Agreement. The Conversion and the Realignment Transactions shall have become effective, Medco shall have duly executed and delivered each of the Ancillary Agreements, and this Agreement and the Ancillary Agreement shall be in full force and effect.

         (k) Merck Dividend The Merck Dividend shall not have been revoked or rescinded.

         (l) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO Closing in order to assure the successful completion of the IPO and the Notes Offering shall have been taken.

         (m) No Termination. This Agreement shall not have been terminated.

         The foregoing conditions are for the sole benefit of Merck and shall not give rise to or create any duty on the part of Merck or the Merck Board to waive or not waive such conditions or in any way limit Merck's right to terminate this Agreement as set forth in Section 6.3 or alter the consequences of any such termination from those specified in such Section. Any determination made by the Merck Board prior to the IPO Closing concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.3 shall be conclusive.

         Section 3.4. Conditions Precedent to the closing of the Notes Offering. The parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the Notes Offering. The closing of the Notes Offering (the "Notes Offering Closing"), which is intended to occur simultaneously with the IPO Closing (or as promptly thereafter as, in the judgment of Merck, is practicable), shall be conditioned on the satisfaction, or waiver by Merck, of the following conditions.

         (a) Senior Notes Registration Statement. The Senior Notes Registration Statement shall have been declared effective by the Commission and there shall be no stop-order in effect with respect to the IPO Registration Statement.

         (b) Blue Sky. All necessary and appropriate actions and filings in connection with the Notes Offering with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken or made and, where applicable, have become effective or been accepted.

         (c) Notes Underwriting Agreements. Medco shall duly executed and delivered the Notes Underwriting Agreements in form and substance acceptable by Merck; Medco shall have complied with its obligations under, and shall not have amended any of, the Notes Underwriting Agreements or waived any provision or condition contained therein; and all conditions to the obligations of Medco and the Underwriters required by the Notes Underwriting Agreements shall have been satisfied or waived.

         (d) Governmental Approvals. Any material Governmental Approvals necessary to consummate the Notes Offering shall have been obtained and be in full force and effect.

         (e) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Notes Offering shall be in effect.

         (f) Comfort Letters. Medco shall have caused the auditors who are delivering comfort letters (including "bring down" comfort letters) to the Notes Underwriters in connection with the Senior Notes Registration Statement to deliver to Merck copies of such comfort letters (including "bring down" comfort letters) addressed to Merck.

         (g) Indenture. Medco shall have duly executed and delivered an indenture with respect to the Senior Notes in form and substance acceptable to Merck.

         The foregoing conditions are for the sole benefit of Merck and shall not give rise to or create any duty on the part of Merck or the Merck Board to waive or not waive such conditions. Any determination made by the Merck Board prior to the Notes Offering Closing concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.4 shall be conclusive.

                                   ARTICLE IV

                                THE DISTRIBUTION

Section 4.1.      The Distribution.

         (a) Cooperation. Medco shall cooperate with Merck to accomplish the Distribution and shall, at Merck's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of Medco Common Stock on an appropriate registration form or forms to be designated by Merck, in accordance with the terms of the Registration Rights Agreement. Merck may select any investment bank or manager in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for Merck; provided that nothing herein shall prohibit Medco from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution. Medco and Merck, as the case may be, will provide to the distribution or exchange agent to be appointed by Merck (the "Distribution Agent"), all share certificates and any information required in order to complete the Distribution.

         (b) Pro-Rata Distribution. In the event that Merck determines that the Distribution, or any portion thereof, will be by means of a pro-rata distribution to the shareholders of Merck, this Section 4.1(b) shall be effective and shall apply to such pro-rata distribution.

                  (i) Subject to Sections 4.3, 4.4 and 4.5, on or prior to the Distribution Date, Merck will deliver to the Distribution Agent to distribute to the shareholders of Merck the shares of Medco Common Stock to be distributed to the shareholders of Merck pursuant to such pro-rata distribution, for the benefit of holders of record of common stock of Merck on the Record Date, a single stock certificate, endorsed by Merck in blank, representing all of the shares of Medco Common Stock to be distributed to the shareholders of Merck, and shall cause the transfer agent for the shares of common stock of Merck to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Medco Common Stock to each such holder or designated transferee or transferees of such holder.

                  (ii) Subject to Sections 4.3, 4.4 and 4.5, each holder of the common stock of Merck on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the pro-rata distribution a number of shares of Medco Common Stock equal to the number of shares of common stock of Merck held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Medco Common Stock being distributed by Merck in connection with such pro-rata distribution and the denominator of which is the number of shares of common stock of Merck outstanding on the Record Date.

         Section 4.2. Actions In Connection with the Distribution.

         (a) Information Statement. Promptly after receiving a request to do so from Merck, Medco shall prepare and mail, at such time prior to the date of Distribution as Merck shall determine, to the holders of common stock of Merck such information concerning Medco and the Distribution and such other matters as Merck shall reasonably determine are necessary and as may be required by law. Promptly after receiving a request to do so from Merck, to the extent requested by Merck, Medco shall prepare, and Medco shall, to the extent required under applicable law, file with the Commission any such documentation, including any registration statement, or amendment thereto, and any requisite no action letters that Merck determines are necessary or desirable to effectuate the Distribution in the manner determined by Merck, and Medco shall use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

         (b) Blue Sky. Promptly after receiving a request to do so from Merck, Medco shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

         (c) NYSE Listing. Promptly after receiving a request to do so from Merck, Medco shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the Medco Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

         (d) Resignation of Directors and Officers. Immediately prior to the final consummation of the Distribution, (i) each person who is an officer, director or employee of any member of the Merck Group and an officer, director or employee of any member of the Medco Group immediately prior to the Distribution (each a "Shared Employee") and who is to continue as an officer, director or employee of any member of the Merck Group after the Distribution shall resign from each of such person's positions with each member of the Medco Group, and (ii) each such Shared Employee who is to continue as an officer, director or employee of any member of the Medco Group after the Distribution, shall resign from each of such person's positions with each member of the Merck Group; provided that this Section 4.2(d) shall not require Mr. Richard T. Clark to resign from any position he may hold with any member of the Merck Group or Medco Group.

         (e) Conditions. Merck and Medco shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.4 to be satisfied and to effect the Distribution, or any portion thereof, on the terms, in the manner and on the date determined by Merck.

         Section 4.3. Sole Discretion of Merck. Merck currently intends to complete the Distribution within twelve (12) months of the IPO Closing Date by means of a pro rata distribution to the holders of Merck's common stock. Merck shall, in its sole and absolute discretion, determine the date or dates of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation thereof. In addition, Merck may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution.

         Section 4.4. Conditions To Distribution. The following are conditions to the consummation of any part of the Distribution. The conditions are for the sole benefit of Merck and shall not give rise to or create any duty on the part of Merck or the Merck Board to waive or not waive any such condition. Any determination made by the Merck Board prior to any portion of the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 4.4 shall be conclusive.

         (a) IRS Ruling. Merck shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Merck (in its sole discretion), and such ruling shall remain in effect, to the effect that (i) the distribution by Merck of all of its shares of Medco Common Stock to the shareholders of Merck in the manner determined by Merck will be part of a tax-free reorganization pursuant to Section 368(a)(1)(D) of the Code; (ii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) Merck as a result of the Distribution; and (iii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the shareholders of Merck upon their receipt of shares of Medco Common Stock pursuant to the Distribution, other than in connection with the receipt of cash in lieu of fractional shares.

         (b) Governmental Approvals. Any material Governmental Approvals necessary to consummate the Distribution or any portion thereof shall have been obtained and be in full force and effect.

         (c) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of all or any portion of the Distribution shall be in effect and no other event outside the control of Merck shall have occurred or failed to occur that prevents the consummation of all or any portion of the Distribution.

         (d) No Inadvisable Event. No other events or developments shall have occurred that, in the judgment of the Merck Board, make it inadvisable to effect all or any portion of the Distribution.

         Section 4.5. Fractional Shares. As soon as practicable after the consummation of any portion of the Distribution, Merck shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Medco Common Stock allocable to each holder of record or beneficial owner of common stock of Merck otherwise entitled to a fractional shares of Medco Common Stock, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Merck, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of any amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Merck and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of Merck that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE V

                           COVENANTS AND OTHER MATTERS

         Section 5.1. Release of Merck from Credit Support Arrangements. (a) Medco shall use commercially reasonable efforts to cause the obligations of members of the Merck Group under each guarantee, letter of credit, keepwell or support agreement or other credit support document, instrument or other similar arrangement issued for the benefit of any Person in the Medco Group by or on behalf of Merck (the "Credit Support Arrangements") prior to the Separation Date to be assumed by Medco, and for Merck to be unconditionally released therefrom as of the Separation Date or as promptly as practicable thereafter, and shall execute and deliver any and all such instruments of substitution and such other instruments or agreements as shall be necessary in connection with the discharge by Medco of its obligations under this sentence. Medco shall not modify or renew, or amend the terms of any agreement, instrument or obligation underlying any of the Credit Support Arrangements in any manner that could increase, extend or give rise to liability of a member of the Merck Group under any such Credit Support Arrangements. If any member of the Merck Group shall not have been fully released from its obligations under any Credit Support Arrangement as of the first day of any calendar month, within ten days after the completion of such calendar month, Medco shall notify Merck in writing of the amounts for which Merck could become liable under each such Credit Support Arrangements as of the last day of such calendar month. Such notice shall be accompanied by information and documentation (including such information and documentation requested by Merck) supporting the calculation of any amounts then outstanding (whether or not due and payable) for which Merck could become liable and shall describe the actions taken by Medco during such calendar quarter to seek a release of Merck's obligations under each Credit Support Arrangement(s). In addition, promptly (but in any event within two Business Days) after the occurrence of any default or other event as a result of which a third-party may become entitled to seek or assert a claim against any member of the Merck Group under any Credit Support Arrangement (or receipt by any member of the Medco Group or any oral or written notice alleging the occurrence of any such default or event), Medco shall provide to Merck written notice setting forth in reasonable detail the circumstances of such default or event (or alleged default or event) and Merck's potential obligations under the Credit Support Arrangement as a result. Such written notice from Medco to Merck shall include any notices delivered by Medco to, or received by Medco from, any third party in connection such default of event (or alleged default of event). Medco shall keep Merck apprised on a regular basis with respect to all developments relating to such default or event and shall provide to Merck, within five days of a written request therefor such other information as Merck may request relating to the status of Medco's obligations under any agreement subject to a Credit Support Arrangement.

         (b) Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Agreement and in addition to any indemnification obligation of Medco under the Indemnification Agreement, Medco shall indemnify and hold harmless the members of the Merck Group and each of their directors, officers, employees and agents from any loss of liability resulting from, arising out of, or relating to any or the Credit Support Arrangements, except to the extent that Merck recovers such loss or liability pursuant to the Credit Support Insurance Coverage, if any. In addition to, and not in limitation of Medco's indemnification obligations under the prior sentence, (a) Merck shall have the right, exercisable at any time in its sole discretion, to obtain and to maintain credit insurance coverage to cover any liabilities of the members of the Merck Group that may at any time arise under the Credit Support Arrangements (such insurance coverage, the "Credit Support Insurance Coverage"), and (b) Medco shall be responsible for (and shall promptly, upon request by Merck, pay or, at Merck's election, reimburse Merck for) all premiums payable for such Credit Support Insurance Coverage and all other costs and expenses incurred by Merck in connection with obtaining, maintaining or pursuing any recovery under such Credit Support Insurance Coverage.

         (c) In addition to, and not in limitation of, any other remedies or setoff rights any member of the Merck Group or any Merck Indemnitee (as defined in the Indemnification Agreement) may be entitled to under this Agreement, any Ancillary Agreement or any Intercompany Agreement (as defined in the Indemnification Agreement), any member of the Merck Group or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group or Merck Indemnitee by any member of the Medco Group pursuant to Section 5.1(b) (including as a result of payments that may have been made by any member of the Merck Group under any Credit Support Arrangement) by means of an offset against any amounts any member of the Merck Group may from time to time owe to any member of the Medco Group or any Medco Indemnitee, whether under this Agreement, any Ancillary Agreement, any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

         Section 5.2. Other Agreements. In addition to the specific agreements, documents and instruments annexed to this Agreement, Merck and Medco agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 5.3. Further Instruments. Each of Merck and Medco, in their respective capacities as a Transferring Party, at the request of the Receiving Party and without further consideration, will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to the Receiving Party and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as the Receiving Party may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Receiving Party and its Subsidiaries and confirm the Receiving Party's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred or allocated to the Receiving Party and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, or any documents referred to herein or therein, to put the Receiving Party and its Subsidiaries in actual possession and operating control thereof and to permit the Receiving Party and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). Each of Merck and Medco, in their respective capacities as a Receiving Party, at the request of the Transferring Party and without further consideration, will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to the Transferring Party and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as the Transferring Party may reasonably deem necessary or desirable in order to have the Receiving Party fully and unconditionally assume and discharge the liabilities contemplated to be assumed by or allocated to the Receiving Party under this Agreement, the Ancillary Agreements, or any document in connection herewith or therewith, and to relieve the Group of the Transferring Party of any liability or obligation with respect thereto and evidence the same to third parties. Furthermore, each of the Transferring Party and the Receiving Party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         Section 5.4. Agreement for Exchange of Information.

         (a) Provision of Information. Each of Merck and Medco agrees to provide, or cause to be provided, to the other, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other, (iii) subject to the foregoing clause (ii), to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Merck or Medco as it relates to the conduct of such businesses prior to the Distribution Date, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement (including the decision and order issued by the United States Federal Trade Commission on February 18, 1999, In the Matter of Merck & Co., Inc., a corporation, and Merck-Medco Managed Care, LLC, a limited liability company (Docket No. C-3853)), or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

         (b) Internal Accounting Controls. After the Separation Date, subject to the terms of the Transition Agreement, each party shall maintain in effect, at its own cost and expense, adequate systems and controls for its business, to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations.

         (c) Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this Section 5.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         (d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 5.4 and other provisions of this Agreement after the Separation Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Separation Date substantially in accordance with its policies as in effect on the Separation Date. Medco shall not amend its or its Subsidiaries' record retention policies prior to the Distribution Date without the consent of Merck. Except as set forth in the Tax Agreement, at any time after the Separation Date, each party may amend their respective record retention policies at such party's discretion, but in the case of Medco, subject to the preceding sentence; provided, however, that if a party desires to effect the amendment within three
(3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

         (e) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 5.4 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 5.4(d).

         (f) Other Agreements Providing For Exchange of Information. The rights and obligations granted under this Section 5.4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

         (g) Production of Witnesses; Records; Cooperation. Each party hereto shall, except in the case of a legal or other proceeding by one party against the other party (which shall be governed by such discovery rules as may be applicable under Article III of the Indemnification Agreement or otherwise), use its reasonable commercial efforts to make available to the other party, upon written request, the former, current and future officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, regulatory, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, regulatory, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

         Section 5.5. Auditors and Audits; Annual and Quarterly Statements and Accounting. Medco agrees that:

         (a) Selection of Auditors. For years after 2001 that include any period for which Medco's financial results are required to be consolidated with Merck's consolidated financial results, Medco shall select to audit its financial statements and serve as Medco's independent certified public accountants (the "Medco Auditors") for purposes of providing an opinion with respect to Medco's consolidated financial statements the same accounting firm as is selected by Merck to audit Merck's consolidated financial statements and to serve as Merck's independent certified public accountants ("Merck Auditors") for purposes of providing an opinion with respect to Merck's consolidated financial statements.

         (b) Date of Auditors' Opinion and Quarterly Reviews. Medco shall use its reasonable commercial efforts to enable the Medco Auditors to complete each audit of Medco's financial results that includes any financial reporting period for which Medco's financial results are consolidated with Merck's consolidated financial results (each such period, a "Consolidated Period") such that the Medco Auditors will date their opinion with respect to Medco's audited annual financial statements that include such Consolidated Period on the same date that the Merck Auditors date their opinion with respect to Merck's audited annual financial statements that include such Consolidated Period, and to enable Merck to meet its timetable for the printing, filing and public dissemination of each of Merck's annual financial statements that include such Consolidated Period. Medco shall use its reasonable commercial efforts to enable the Medco Auditors to complete their quarterly review procedures for any quarter that includes a Consolidated Period such that they will provide clearance on Medco's quarterly financial statements that include such Consolidated Period on the same date that the Merck Auditors provide clearance on Merck's quarterly financial statements that include such Consolidated Period.

         (c) Annual and Quarterly Financial Statements. Medco shall provide to Merck on a timely basis all Information that Merck reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of each of Merck's annual and quarterly financial statements that include a Consolidated Period. Without limiting the generality of the foregoing, Medco will provide all required financial Information with respect to Medco and its Subsidiaries to the Medco Auditors in a sufficient and reasonable time and in sufficient detail to permit the Medco Auditors to take all steps and perform all reviews necessary, and Medco shall provide sufficient assistance to the Merck Auditors, with respect to Information to be included or contained in each of Merck's annual and quarterly financial statements that includes a Consolidated Period.

         (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Medco shall authorize the Medco Auditors to make available to the Merck Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Medco and work papers related to the annual audits and quarterly reviews of Medco, in all cases within a reasonable time prior to the Medco Auditors' opinion date, so that the Merck Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Medco Auditors as it relates to the Merck Auditors' report on Merck's financial statements, all within sufficient time to enable Merck to meet its timetable for the printing, filing and public dissemination of each of Merck's annual and quarterly statements that includes a Consolidated Period.

         (e) Changes to Financial Results and in Accounting Principles. Medco shall give Merck as much prior notice as reasonably practical of any proposed determination of, or proposed changes in, its accounting estimates or accounting principles or any proposed restatement or revision to Medco's financial statements, if any such change, restatement or revision could affect Merck's reported financial results for any Consolidation Period. Medco will consult with Merck and, if requested by Merck, Medco will consult with Merck and the Merck Auditors, and permit Merck and the Merck Auditors to consult with the Medico Auditors, with respect thereto. Without the prior written approval of Merck, Medco shall not, during any Consolidated Period, (a) restate or revise its financial results with respect to prior Consolidated Periods, or (b) make any change to any of its accounting principles, in each case if such restatement, revision or change could affect, or could require Merck to restate, revise or change, the financial results reported on Merck's prior financial statements or to be reported on Merck's future financial statements. Medco shall not, during any period that is not a Consolidated Period, (a) restate or revise its financial results with respect to any Consolidated Period, or (b) make any change to any of its accounting principles, in each case if in the judgment of Merck such restatement, revision or change would require Merck to restate, revise or change the financial results for any Consolidated Period reported on Merck's financial statements: provided, however, that, (a) if in the opinion of the Medco Auditors, Medco's failure to make any such restatement, revision or change would result in Medco's financial statements failing to be in compliance, in a material respect, with U.S. generally accepted accounting principles or the requirements of the Commission, Medco may make any such restatement, revision or change after (1) providing Merck with as much prior notice thereof as reasonably practicable and (2) consulting with Merck and the Merck Auditors permitting Merck and the Merck Auditors to consult, for a reasonable period of time, with the Medco Auditors regarding such proposed restatement, revision or change.

         Section 5.6. Expenses. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO, the Notes Offering, the Credit Facility and the Distribution, (i) all out-of-pocket costs and expenses of the parties in connection with the Conversion, the Realignment Transactions, the Separation, the Distribution, and the IPO, including all underwriting fees, discounts and commissions in connection with the IPO, shall be the responsibility of Merck and
(ii) all out-of-pocket costs and expenses of the parties in connection with the Notes Offering and the Credit Facility, including all underwriting fees, discounts and commissions in connection with the Notes Offering and the Credit Facility shall be the responsibility of Medco,

         Section 5.7. Governmental Approvals. The parties acknowledge that certain of the transactions contemplated by this Agreement and the Ancillary Agreements may be subject to certain conditions established by applicable regulations, orders, and approvals of Governmental Authorities ("Existing Authority"). The parties intend to implement this Agreement, the Ancillary Agreements and the transactions contemplated thereby consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such Governmental Approvals as may be required in order to implement this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by this Agreement or any Ancillary Agreement require any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

         Section 5.8. Patent License. Medco grants to Merck a worldwide, non-exclusive, non-royalty bearing, irrevocable license under the patents, patent applications and proposed patent applications set forth in Schedule 5.8 (the "Patents") to make, have made, use, sell, offer for sale, import, export or lease any and all products and systems, and to practice and perform any and all methods and processes claimed or described in the Patents. Medco also covenants not to commence or bring any claim, action or proceeding against any member of the Merck Group for infringement of the Patents. The term of the license provided by this Section 5.8 (the "Patent License") shall expire upon the expiration of the term of the last of the Patents. Medco hereby represents and warrants that Medco is presently the sole and exclusive owner of all rights, title and interest in and to the Patents and that Medco has the right to grant the licenses, covenants and other rights granted herein with respect to the Patents. Medco further warrants that the grant of this Patent License does not breach any other agreement and further warrants that it needs no permission or authorization from any other Person to grant the Patent License.

         Section 5.9. Assignment of Agreements. Effective as of the Separation Date, the Transferring Party shall assign, transfer, convey and deliver to the Receiving Party, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to the Receiving Party's applicable Subsidiaries, and the Receiving Party hereby accepts from the Transferring Party, and agrees to cause its applicable Subsidiaries to accept from the Transferring Party's applicable Subsidiaries, all of the Transferring Party's and its applicable Subsidiaries' respective right, title and interest in and to the documents and agreements listed on Schedule 5.9 attached hereto (each an "Assigned Agreement"). To the extent that the Transferring Party's or its applicable Subsidiaries' respective right, title and interest in and to any Assigned Agreement may not be assigned without the consent of another Person which consent has not been obtained, this provision shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Transferring Party shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible after the date hereof. The parties agree that if any consent to an assignment of any Assigned Agreement shall not be obtained or if any attempted assignment would be ineffective or would impair the Receiving Party's or its applicable Subsidiaries' rights and obligations under such Assigned Agreement, such that the Receiving Party would not in effect acquire the benefit of all such rights and obligations, the Transferring Party, to the maximum extent permitted by law and such Assigned Agreement, shall enter into such reasonable arrangements with the Receiving Party as are necessary to provide the Receiving Party or its applicable Subsidiary with the benefits and obligations of such Assigned Agreement from the Separation Date. The parties shall cooperate and shall each use their commercially reasonable efforts after the Separation Date to obtain an assignment of such Assigned Agreement to the Receiving Party.

         Section 5.10. Medco Board Representation.

         (a) At any time after the Separation Date, and for so long as Merck shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) shares of Medco Common Stock which at such time represent 50% or more of the voting power of all of the outstanding shares of Medco Common Stock, Merck shall have the right to designate for nomination by the Medco Board, in connection with any meeting of stockholders of Medco at which directors will be elected, a majority of the members of such Board, provided that such number of designees shall be reduced by the number of persons then serving on the Medco Board in any class of directors that is not up for election at such annual meeting who are then also serving as officers or directors of Merck. At any time after the Separation Date, if and for so long as Merck shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) shares of Medco Common Stock which at such time represent more than 20% of the outstanding shares of Medco Common Stock and less than 50% of such outstanding shares, Merck shall be entitled to designate a proportionate number of the nominees of the Medco Board (representing a percentage of the number of directors then on the Medco Board equal to the percentage of voting power of all of the outstanding shares of Medco Common Stock beneficially owned by Merck) for election to such Board at each annual meeting of Medco's stockholders, provided that such number of designees shall be reduced by the number of persons then serving on the Medco Board in any class of directors that is not up for election at such annual meeting who are then also serving as officers or directors of Merck. Notwithstanding anything to the contrary set forth herein, Medco's obligations with respect to the election or appointment of Merck designated members shall be limited to the obligations set forth under subsections (b) and (c) below.

         (b) Medco shall at all such times exercise all authority under applicable law and use its best efforts to cause all designees of Merck that Merck is entitled to designate under this Agreement (each, a "Merck Designee") to be nominated as Board members by the nominating committee of the Medco Board if there is such a committee. Medco shall cause each Merck Designee for election to the Medco Board to be included in the slate of designees recommended by the Medco Board to Medco's stockholders for election as directors at each annual meeting of stockholders of Medco (or at any special meeting held for the election of directors) and shall use its best efforts to cause the election of each such Merck Designee, including soliciting proxies in favor of the election of such Persons. In the event that any Merck Designee elected to the Medco Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Medco Board with a substitute Merck Designee. In the event that as a result of an increase in the size of the Medco Board, Merck is entitled to have one or more additional Merck Designees elected to the Medco Board pursuant to subsection (a) above, the Medco Board shall appoint the appropriate number of such additional Merck Designees.

         (c) Effective as of the Separation Date and for so long as Merck beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) shares of Medco Common Stock representing 50% or more of the voting power of all of the outstanding shares of Medco Common Stock, subject to rules and independence requirements of the NYSE, the Audit Committee and the Compensation Committee and any other committee of the Medco Board which performs functions analogous to those normally performed by the foregoing types of committees shall be composed of directors at least a majority of which are Merck Designees and each other committee of the Medco Board shall include at least one Merck Designee. Effective as of the Separation Date and for so long as Merck beneficially (within the meaning of Rule 13d-3 under the Exchange Act) owns shares of Medco Common Stock representing less than 50% but more than 20% of the voting power of all of the outstanding shares of Medco Common Stock, each committee of the Medco Board shall, unless Merck consents otherwise and subject to rules and independent requirements of the NYSE, include at least one Merck Designee.

         (d) Notwithstanding anything contained herein to the contrary, Merck may assign its rights hereunder, in whole or in part, to any Person to which Merck transfers shares of Medco Common Stock representing 20% or more of the then outstanding shares of Medco Common

Stock. Any such assignee shall be entitled to the rights of "Merck" under this
Section 5.10 (to the extent assigned to it) as if such assignee were "Merck."

         Section 5.11. Right to Acquire Shares.

         (a) Grant of Right to Acquire Shares. Medco hereby grants to Merck, on the terms and conditions set forth herein, a continuing right, exercisable by Merck, in whole or in part, at any time and from time to time (the "Acquisition Right") to purchase from Medco, at the times set forth herein, such number of shares of Medco Common Stock as is necessary to allow the Merck Group to own in the aggregate no less than 80.1% of Medco's outstanding equity and voting power on a Fully Diluted Basis. The Acquisition Right shall be assignable, in whole or in part and from time to time, by Merck to any member of the Merck Group. The exercise price for the shares of Medco Common Stock purchased pursuant to the Acquisition Right shall be the volume-weighted average of the prices per share of Medco Common Stock for all trades reported on the NYSE during the 20 consecutive trading days ending on (and including) the trading day immediately prior to the date of delivery of the related notice of exercise of the Acquisition Right by Merck (or its permitted assignee) to Medco, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), or in the case of any public offering of Medco Common Stock for cash, a price per share equal to the public offering price per share in such offering, less underwriting discounts and commissions per share. Consecutive trading days shall mean all regularly scheduled NYSE trading days, whether or not shares of Medco Common Stock actually trade on such day.

         (b) Notice. Not fewer than 20 Business Days prior to the issuance of any Equity Securities that would cause the Merck Group to own less than 80.1% of Medco's outstanding equity or voting power on a Fully Diluted Basis, Medco will notify the chief financial officer and the general counsel of Merck in writing delivered by facsimile with telephone confirmation (a "Acquisition Right Notice"). Each Acquisition Right Notice must specify (i) the date on which Medco proposes to issue such Equity Securities (such issuance being referred to herein as an "Issuance Event" and the date of such issuance or event as an "Issuance Event Date"), (ii) the number and type of Equity Securities Medco proposes to issue and the other terms and conditions of such Issuance Event, (iii) the number of shares of Medco Common Stock that Merck would have to purchase in order for the Merck Group to own 80.1% of Medco's outstanding equity and voting power on a Fully Diluted Basis after giving effect to the proposed issuance of Equity Securities and (iv) the price per share to be paid by Merck upon closing of the exercise of the Acquisition Right. Medco shall not take any action that would cause the Merck Group to own less than 80.1% of Medco's outstanding equity or voting power on a Fully Diluted Basis prior to the 20th Business Day following the receipt by the chief financial officer and the general counsel of Merck of a Acquisition Right Notice relating thereto.

         (c) Acquisition Right Exercise and Price. The Acquisition Right may be exercised by Merck (or any member of the Merck Group to which all or any part of the Acquisition Right has been assigned) for a number of shares of Medco Common Stock equal to the number of shares that are necessary for the Merck Group to maintain, in the aggregate, no less than 80.1% of Medco's outstanding equity and voting power on a Fully Diluted Basis after giving effect to the proposed issuance. The Acquisition Right may be exercised at any time within 10 Business Days after receipt of a Acquisition Right Notice by the delivery to Medco of a written notice to such effect. Upon any such exercise of the Acquisition Right, Medco will, on the Issuance Event Date, deliver to Merck (or any member of the Merck Group designated by Merck), against payment therefor, certificates (issued in the name of Merck or its permitted assignee hereunder) representing the shares of Medco Common Stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer of immediately available funds to such account as shall be specified by Medco, by written notice to Merck at least two Business Days prior to such payment date, for the full purchase price for such shares.

         (d) Termination of Acquisition Right. The Acquisition Right shall terminate at such time at which Merck does not own, directly or indirectly, at least 80% of Medco's outstanding equity and voting power on a Fully Diluted Basis.

         Section 5.12. Non-Competition.


         (a) Except as permitted under paragraphs (a) and (b) of this Section 5.12, no member of the Medco Group shall, for a period of five years from the Separation Date, engage in any activities or lines of business similar to the Merck Business ("Prohibited Activities").

         (b) Notwithstanding anything in this Agreement to the contrary, the Medco Group shall be permitted to make acquisitions of and investments in any entity engaged in Prohibited Activities; provided, that any Prohibited Activities will have represented in such entity's most recently completed fiscal year not more than 20% of the consolidated revenues or net income of such entity being acquired or in which the investment is being made. In the event that the Medco Group makes such an acquisition of all the equity of an entity that engages in Prohibited Activities, should any member of the Medco Group determine to dispose of all or any material portion of such Prohibited Activities prior to the end of the five-year period following the Separation Date, Medco will provide to Merck a right of first offer to acquire such Prohibited Activities or portion thereof.

         (c) Notwithstanding anything in this Agreement to the contrary, this
Section 5.12 shall not apply to any Person (a "Medco Acquiror") who becomes an Affiliate of Medco after the Separation as a result of an acquisition of Equity Securities of Medco, or to any Person who was an Affiliate of such Medco Acquiror prior to such acquisition.

         Section 5.13. Use of Merck Name and Mark. Medco acknowledges that Merck shall own all rights in the "Merck" name and logo and related tradenames and marks. Subject to the final sentence of this Section 5.13, within thirty (30) days following the Separation Date, Medco shall (x) change or cause to be changed, to the extent necessary, the names of the members of the Medco Group to names that do not include the name "Merck" or any variation thereof, and (y) cause each member of the Medco Group, including itself, to cease all use of the "Merck" name or any variation thereof as part of its corporate or organizational name, including by causing all licenses, certifications and authorizations issued to any member of the Medco Group the name of which includes or included the "Merck" name or any variation thereof to be reissued or amended, to the extent necessary, to remove from such licenses, certifications and authorizations any references to the "Merck" name or any variation thereof in the names of the holders thereof that may be reflected on such licenses, certifications and authorizations (or any related documentation). Subject to the final sentence of this Section 5.13, within sixty (60) days following the Separation Date, Medco shall cause each member of the Medco Group, including itself, to cease all other use of the "Merck" name and logo and related tradenames and marks. Medco shall cause the Medco Group to use such names, logos and marks during such 60-day period only to the extent that it is not practical to change or replace any existing signs, letterheads, business cards, invoices or other business forms, telephone directory listings or promotional material, and shall cause the Medco Group to maintain the same standards of quality with respect to such names, logos and marks as previously exercised. Notwithstanding anything in this Section 5.13 to the contrary, (x) so long as Medco is a Subsidiary of Merck, Medco may indicate on any signs, letterheads, business cards, invoices or other business forms or promotional material that it is a subsidiary of Merck, (y) members of the Medco Group may continue, for ninety (90) days after the Separation Date, to distribute in the ordinary course of business promotional, client or member materials, including member identification cards, that contain references to the "Merck" name, logos, and related tradenames and marks (provided that members of the Medco Group shall use their best efforts to discontinue the distribution and issuance of member identification cards containing any reference to the Merck name, logo or related tradenames or marks as soon as possible after the date hereof and prior to the expiration of such 90-day period), and (z) until _________, Medco shall not be required to replace member identification cards containing references to the Merck name, logo or related tradenames or marks that are held by members of plans for which members of the Medco Group provide services (provided that Medco shall be required to replace all such cards by ________).

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1. Entire Agreement. This Agreement, the other Ancillary Agreements and the Annexes, Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         Section 6.2. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with and all Disputes hereunder shall be governed by the procedural laws (except to the extent inconsistent with Article III of the Indemnification Agreement) and substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         Section 6.3. Termination. This Agreement and all Ancillary Agreements may be terminated at any time prior to the IPO Closing by and in the sole discretion of Merck without the approval of Medco. This Agreement may be terminated at any time after the IPO Closing Date by mutual consent of Merck and Medco. In the event of termination pursuant to this Section 6.3, no party shall have any liability of any kind to the other party, except to the extend otherwise agreed by the parties.

         Section 6.4. Notices. All notices and other communications required or permitted to be given by either Party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

                  if to Merck:

                           Merck & Co., Inc.
                           One Merck Drive
                           P.O. Box 100
                           Whitehouse Station, New Jersey 08889
                           Attention: General Counsel

                  if to Medco:

                           MedcoHealth Solutions, Inc.
                           100 Parsons Pond Road
                           Franklin Lakes, New Jersey  07417
                           Attention: General Counsel


or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

         Section 6.5. Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 6.6. Binding Effect; Assignment; Third-Party Beneficiaries. Medco may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights hereunder, without the Merck's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Merck. Nothing in this Agreement shall restrict any transfer of this Agreement by Merck, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its legal representatives and successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 6.7. Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator, by any court or in any binding arbitration, to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach agreement on any such modification, an arbitrator selected in accordance with Article III of the Indemnification Agreement shall have the authority to determine such modification.

         Section 6.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 6.9. Amendment. This Agreement may be amended at any time prior to the IPO Closing by and in the sole discretion of Merck, without the approval of Medco. From and after the IPO Closing, no change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         Section 6.10. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement, (b) the execution, delivery and performance by it of this Agreement and each Ancillary Agreement have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and each Ancillary Agreement, and (d) this Agreement and each Ancillary Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         Section 6.11. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         Section 6.12. Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

         Section 6.13. Offset. In addition to, and not in limitation of, any other remedies any member of the Merck Group or any Merck Indemnitee (as defined in the Indemnification Agreement) may be entitled to under this Agreement, any Ancillary Agreement or any Intercompany Agreement (as defined in the Indemnification Agreement), any member of the

Merck Group or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group or Merck Indemnitee by any member of the Medco Group, including pursuant to Medco's indemnification obligation under Section 5.1(b), by means of an offset against any amounts any member of the Merck Group may from time to time owe to any member of the Medco Group or any Medco Indemnitee, whether under this Agreement, any Ancillary Agreement, any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

         Section 6.14. DISPUTE RESOLUTION. ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF
ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

                                  ARTICLE VII

                                   DEFINITIONS

     Section 7.1. Affiliate. "Affiliate" means, with respect to any specified Person, a Person that controls, is controlled by, or is under common control with such specified Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     Section 7.2. Acquisition Right. "Acquisition Right" has the meaning set forth in Section 5.11(a) hereof.


     Section 7.3. Acquisition Right Notice. "Acquisition Right Notice" has the meaning set forth in Section 5.11(b) hereof.


     Section 7.4. Ancillary Agreements. "Ancillary Agreements" has the meaning set forth in Section 2.1 hereof.


     Section 7.5. Business Day. "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New Jersey are authorized or obligated by law or executive order to close.

     Section 7.6. Code. "Code" has the meaning set forth in the Recitals hereof.


     Section 7.7. Commission. "Commission" has the meaning set forth in the Recitals hereof.


     Section 7.8. Common Stock Equivalents. "Common Stock Equivalents" means any options, warrants and other securities and obligations convertible into, or exchangeable or exercisable for, at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities or obligations may be subject, shares of Medco Common Stock.

     Section 7.9. Credit Facility. "Credit Facility" has the meaning set forth in the Recitals hereof.

     Section 7.10. Credit Support Arrangements. "Credit Support Arrangements" has the meaning set forth in Section 5.1 hereof.

     Section 7.11. Credit Support Insurance Coverage "Credit Support Insurance Coverage" has the meaning set forth in Section 5.1 hereof.

     Section 7.12. Distribution. "Distribution" has the meaning set forth in the Recitals hereof.

     Section 7.13. Distribution Agent. "Distribution Agent" has the meaning set forth in Section 4.1 hereof.

     Section 7.14. Distribution Date. "Distribution Date" means the date any pro-rata distribution to be made as part of the Distribution is effective.

     Section 7.15. Equity Securities. "Equity Securities" means all classes of equity securities of Medco, and any options or other securities exercisable for, convertible into or exchangeable for Medco's equity securities.

     Section 7.16. Exchange Act. "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     Section 7.17. Exchange Agreements. "Exchange Agreements" shall have the meaning set forth in the Recitals hereof.

     Section 7.18. Fully Diluted Basis. "Fully Diluted Basis" means the number of shares of all classes of Equity Securities of Medco that would be outstanding assuming the exercise or conversion of all outstanding options and securities exercisable for, convertible into or exchangeable for the Medco's Equity Securities.

     Section 7.19. Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     Section 7.20. Governmental Authority. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     Section 7.21. Group. "Group" means the Merck Group or the Medco Group, as the context requires.

     Section 7.22. Indemnification Agreement. "Indemnification Agreement" has the meaning set forth in Section 2.1(f) hereof.

     Section 7.23. Information. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     Section 7.24. IPO. "IPO" has the meaning set forth in the Recitals hereof.

     Section 7.25. IPO Closing Date. "IPO Closing Date" means the date of the IPO Closing.

     Section 7.26. IPO Underwriting Agreements. "IPO Underwriting Agreements" has the meaning set forth in the Recitals hereof.

     Section 7.27. IPO Registration Statement. "IPO Registration Statement" has the meaning set forth in the Recitals hereof.

     Section 7.28. Issuance Event. "Issuance Event" has the meaning set forth in
Section 5.11(b) hereof.

     Section 7.29. Issuance Event Date. "Issuance Event Date" has the meaning set forth in Section 5.11(b) hereof.

     Section 7.30. Managed Care Agreement. "Managed Care Agreement" has the meaning set forth in Section 2.2(b) hereof.

     Section 7.31. Medco Auditors. "Medco Auditors" has the meaning set forth in
Section 5.5(a) hereof.

     Section 7.32. Medco Board. "Medco Board" has the meaning set forth in the Recitals hereof.

     Section 7.33. Medco Business. "Medco Business" means (a) the business and operations of Medco, Merck-Medco LLC and its Subsidiaries and Affiliates (other than members of the Merck Group), and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Medco Business as then conducted; provided, that the Medco Business shall not include the business or operations of Merck Capital Ventures LLC, Merck Liability Management Company or Merck Medco Holdings II Corp.

     Section 7.34. Medco Group. "Medco Group" means Medco, Merck-Medco LLC and each other Subsidiary and Affiliate of Medco (other than members of the Merck Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate of Medco (other than members of the Merck Group) after the Separation Date.

     Section 7.35. Merck Auditors. "Merck Auditors" has the meaning set forth in
Section 5.5(a) hereof.

     Section 7.36. Merck Board. "Merck Board" has the meaning set forth in the Recitals hereof.

     Section 7.37. Merck Business. "Merck Business" the development, manufacture, and marketing of human or animal health products; provided, however, that to the extent any such activities relate to the conduct of the pharmaceutical benefits management business by the Medco Group in accordance with Medco's practices in place prior to the Separation Date, such activities shall not constitute any part of the Merck Business.

     Section 7.38. Merck Dividend. "Merck Dividend" has the meaning set forth in the Recitals hereof.

Section 7.39. Merck Group. "Merck Group" means Merck and each Subsidiary and Affiliate of Merck (other than any member of the Medco Group) immediately after the Separation Date and each Person that becomes a Subsidiary or an Affiliate of Merck (other than any member of the Medco Group) after the Separation Date.

     Section 7.40. Notes Offering. "Notes Offering" has the meaning set forth in the Recitals hereof.

     Section 7.41. Notes Underwriters. "Notes Underwriters" has the meaning set forth in the Recitals hereof.

     Section 7.42. Notes Underwriting Agreement. "Notes Underwriting Agreement" has the meaning set forth in the Recitals hereof.

     Section 7.43. NYSE. "NYSE" means the New York Stock Exchange.

     Section 7.44. Patent. "Patent" has the meaning set forth in Section 5.8 hereof.

     Section 7.45. Patent License. "Patent License" has the meaning set forth in
Section 5.8 hereof.

     Section 7.46. Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 7.47. Prohibited Activities. "Prohibited Activities" has the meaning set forth in section 5.12(a) hereof.

     Section 7.48. Realignment Transactions. "Realignment Transactions" has the meaning set forth in the Recitals hereof.

     Section 7.49. Record Date. "Record Date" means the close of business on the date, if any, to be determined by the Merck Board as the record date for determining the shareholders of Merck entitled to receive shares of Medco Common Stock pursuant to a pro rata distribution of shares of Medco Common Stock as part of the Distribution.

     Section 7.50. Receiving Party. "Receiving Party" means, with respect to any asset or liability to be transferred or that is allocated to a party pursuant to, or as contemplated by, this Agreement, the Ancillary Agreements or any document in connection herewith or therewith, the party to which such asset or liability is to be transferred or allocated.

     Section 7.51. Registration Rights Agreement. "Registration Rights Agreement" has the meaning set forth in Section 2.1(g) hereof.

     Section 7.52. Registration Statements. "Registration Statements" has the meaning set forth in the Recitals hereof.

     Section 7.53. Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

     Section 7.54. Senior Notes Registration Statement. "Senior Notes Registration Statement" shall have the meaning set forth in the Recitals hereof.

     Section 7.55. Separation. "Separation" has the meaning set forth in the Recitals hereof.

     Section 7.56. Separation Date. "Separation Date" has the meaning set forth in Section 1.1 hereof.

     Section 7.57. Subsidiary. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to Medco and its Subsidiaries at any time following the Realignment Transactions shall not include the subsidiaries of Medco that will be transferred to Merck in connection with the Realignment Transactions.

     Section 7.58. Tax Agreement. "Tax Agreement" has the meaning set forth in
Section 2.1(c) hereof.

     Section 7.59. Transferring Party. "Transferring Party" means, with respect to any asset or liability to be transferred or that is allocated to a party pursuant to, or as contemplated by this Agreement, the Ancillary Agreements or any document in connection herewith or therewith, the party from which such asset or liability is to be transferred or allocated.

     Section 7.60. Transition Agreement. "Transition Agreement" has the meaning set forth in Section 2.1(d) hereof.


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

     Section 7.61. Underwriters. "Underwriters" has the meaning set forth in the Recitals hereof.

     Section 7.62. Underwriting Agreements. "Underwriting Agreements" has the meaning set forth in the Recitals hereof.


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

     WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

MERCK & CO., INC.                            MEDCOHEALTH SOLUTIONS,
                                             INC.


By:                                          By:
     -------------------------                  ---------------------------
Name:                                        Name:
Title:                                       Title




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